Exhibit 99.1

Gryphon Gold Announces Closing of US$10,000,000 Equity Financing

VANCOUVER, BRITISH COLUMBIA, May 18, 2011 - Gryphon Gold Corporation (TSX: GGN ; OTCBB:GYPH) (the “Company”) is pleased to announce that it has closed its previously announced offering of 80,000,000 shares of common stock of the Company (“Common Shares”) at a price of US$0.125 per Common Share (CDN$0.12 per Common Share) for aggregate gross proceeds to the Company of approximately US$10,000,000 (CDN$9,600,000) (the “Offering”). Roth Capital Partners (“Roth”) acted as sole book-running manager for the Offering in the United States and Acumen Capital Finance Partners Limited (“Acumen” and together with Roth, the “Underwriters”) acted as sole book-running manager for the Offering in Canada.

As part of the Offering, the Company granted the Underwriters an over-allotment option to purchase up to an additional 12,000,000 Common Shares of the Company at the public offering price of the Offering to cover over-allotments, if any (the “Over-Allotment Option”). In connection with the closing of the Offering, Acumen exercised its portion of the Over-Allotment Option and purchased an additional 6,000,000 Common Shares of the Company at price of US$0.125 per Common Share (CDN$0.12 per Common Share) for additional gross proceeds to the Company of approximately US$750,000 (CDN$720,000). Roth may exercise its portion of the Over-Allotment Option to purchase up to an additional 6,000,000 Common Shares of the Company at any time up to and including June 10, 2011 [30 DAYS FROM THE DATE OF THE PROSPECTUS].

As compensation to the Underwriters in connection with the Offering, the Company granted the Underwriters warrants to purchase up to that number of Common Shares equal to an aggregate of 2.5% of the total number of Common Shares sold by each of Roth and Acumen, respectively, pursuant to the Offering (including any Common Shares sold pursuant to the Over-Allotment Option). The warrants are exercisable commencing November 10, 2011 for a period of up to two years thereafter at an exercise price of US$0.30 per Common Share. Additionally, in consideration for services rendered by the Underwriters, the Company also paid the Underwriters a cash fee equal to 6% of the aggregate gross proceeds of the Offering.

The Company intends to use the net proceeds of the Offering to start oxide heap leach operations at its Borealis gold project, located in Mineral County, Nevada, including to construct necessary facilities, purchase necessary equipment, fund the bonding of the affected areas for reclamation and closure, recruit and hire key operating positions, fund four months of mining operations and for general administrative and working capital needs.

The Common Shares were sold in the United States by way of a registration statement on Form S-1, initially filed with the Securities and Exchange Commission (“SEC”) on February 4, 2011 and declared effective on May 13, 2011, and in Canada by way of a short form prospectus as filed with the securities regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan and Ontario. A final prospectus relating to the Offering was filed in the United States with the SEC and in Canada with the securities regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan and Ontario.

For further information please contact:

John L. Key, CEO and President
1-775-883-1456 jkey@grypyhongold.com

Lisanna Lewis, VP, Treasurer, Investor Relations
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD

Gryphon Gold is a Nevada-focused gold exploration company. Gryphon Gold’s principal property is its Borealis gold project located in the Walker Lane gold belt of western Nevada.

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of United States and Canadian securities laws, which may include, but is not limited to the anticipated use of proceeds from the offering, planned operations at the Borealis gold project, and other statements related to plans, estimates, timing and objectives. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, risks that: unexpected contingencies may result in the net proceeds of the offering not being sufficient to start heap leach operations at the Borealis gold project, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risk Factors and Uncertainties” in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” and in Gryphon’s registration statement on Form S-1, as filed with SEC on February 4, 2011, as amended, and most recent financial statements and reports filed with the SEC (available at www.sec.gov) and prospectuses filed with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.